Exhibit 99.1

Evergreen Energy Provides Update on Proposed Sale of Buckeye
Industrial Mining Co. and Financing Alternatives

DENVER – September 23, 2009 – Today, Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, provided an update on its process to sell Buckeye Industrial Mining Co. and its financing alternatives.

On September 18, 2009, our exclusivity arrangement for the sale of Buckeye Industrial Mining expired.   Although we are continuing to negotiate with the current possible acquirer, we do not have a definitive agreement to sell Buckeye.

On August 4, 2009, we reached an agreement with an investment group to provide an aggregate $25 million of financing, including a $20.0 million commitment from one significant, long-term shareholder and $5.0 million in additional commitments from two other shareholders and members of our Board of Directors.  We had anticipated closing this transaction no later than September 19, 2009.

Provisions contained within the indenture for the 2007 Convertible Notes limit our ability to sell the stock of our Buckeye subsidiary or its assets.  Further, these provisions also limit our ability to pledge the Buckeye subsidiary stock as security for additional financing.  The delay in the proposed sale of Buckeye and the difficulties in pledging against or selling the Buckeye subsidiary without the approval of 100% of the bondholders, were the principal factors that resulted in the termination of this proposed financing.

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As a result of the inability to complete either the Buckeye sale or the proposed financing, we need to immediately seek additional financing or to pursue other alternatives, including capital restructuring alternatives and/or the sale or spin-off of certain assets. While we remain in dialogue with the participants of the $25 million financing concerning revised terms, we anticipate beginning additional discussions immediately with others.   Further delays will have a substantial adverse impact on our financial condition, liquidity and ability to timely and successfully execute our business plan.

If we are able to obtain additional financing, the development and implementation of the C-Lock business plan will continue. We believe C-Lock will be able to further its efforts to be a global leader delivering enterprise intelligence through the GreenCert™ suite of solutions. We believe our core science based technology and solutions will add tremendous value to the carbon management market worldwide. Assuming sufficient capital can be generated from various forthcoming negotiations and discussions in process, we intend to continue to develop and sell our technology through our emerging relationship with IBM and the IBM supported environmental services partners.  In addition, with K-Fuel we continue to explore opportunities to expand our business in the Asia-Pacific region.

The company is issuing a Form 8-K in conjunction with the distribution of this press release.

About Evergreen Energy
Evergreen Energy Inc. (NYSE Arca: EEE) delivers proven, transformative green energy solutions for cleaner coal production and precise, scientific carbon measurement. www.evgenergy.com  GreenCert is a product of Evergreen Energy subsidiary C-Lock Technology, Inc.

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Contacts:
Analyst and Investors:
Jimmac Lofton
VP Corporate Development
303-293-2992
jlofton@evgenergy.com

or

Kirsten Chapman/Becky Herrick
Lippert / Heilshorn & Associates
415.433.3777
bherrick@lhai.com

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. and C-Lock Technology Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the C-Lock Technology may be adversely impacted by the inability to sell Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.